Exhibit 1.1

2,000,000 Shares of Common Stock

TURNING POINT BRANDS, INC.

Common Stock

UNDERWRITING AGREEMENT

July 8, 2020

Cowen and Company, LLC
599 Lexington Avenue
New York, New York 10022

Dear Sirs:

1.          Introductory. The selling stockholders named in Schedule B hereto (the “Selling stockholders”) propose to sell, pursuant to the terms of this Agreement, to Cowen and Company, LLC (the “Underwriter”), an aggregate of 2,000,000 shares of Common Stock, $0.01 par value (the “Common Stock”) of Turning Point Brands, Inc., a Delaware corporation (the “Company”).  The aggregate of 2,000,000 shares so proposed to be sold is hereinafter referred to as the “Firm Stock”.  Certain of the Selling stockholders listed in Schedule B hereto also propose to sell to the Underwriter, upon the terms and conditions set forth in Section 3 hereof, up to an additional 215,000 shares of Common Stock (the “Optional Stock”).  The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock”.

2.          Representations and Warranties of the Company

(i)          Representations and Warranties of the Company.  The Company represents and warrants to the Underwriter, as of the date hereof and as of the Closing Date (as defined below), and agrees with the Underwriter, that:

(a)          Registration Statement.  A registration statement of the Company on Form S‑3 (File No. 333‑219114) (including all amendments thereto, the “Initial Registration Statement”) in respect of the Stock has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415.  The Company meets the requirements for use of Form S‑3 under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission thereunder (the “Rules and Regulations”).  The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, have been declared effective by the Commission in such form and meet the requirements of the Securities Act, and the Rules and Regulations in all material respects. The proposed offering of the Stock may be made pursuant to General Instruction I.B.3 of Form S-3.  Other than (i) the Initial Registration Statement, (ii) any Preliminary Prospectus (as defined below), (iii) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(i)(a) hereof and (iv) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer or sale of the Stock has heretofore been filed with the Commission.  No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations, including any prospectus supplement deemed to be a part thereof, is hereinafter called a “Preliminary Prospectus”).  The Initial Registration Statement including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rule 430A or Rule 430B under the Securities Act to be part of the Initial Registration Statement at the time it became effective is hereinafter collectively called the “Registration Statement.”  The base prospectus included in the Initial Registration Statement at the time of effectiveness thereof, as supplemented by the final prospectus supplement relating to the offer and sale of the Stock, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus.”

Any reference herein to the Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or the Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be. Any reference to (i) the Registration Statement shall be deemed to refer to and include the annual report of the last completed fiscal year of the Company on Form 10-K filed under Section 13(a) or 15(d) of the Exchange Act prior to the date hereof and (ii) the effective date of such Registration Statement shall be deemed to refer to and include the date such Registration Statement became effective and, if later, the date such Form 10-K was so filed.  Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Agreement that is incorporated by reference in the Registration Statement.

(b)          General Disclosure Package.  As of the Applicable Time (as defined below) and as of the Closing Date (as defined below) neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, and the Preliminary Prospectus and the information included on Schedule D hereto, all considered together (collectively, the “General Disclosure Package”); (ii) any individual Limited Use Free Writing Prospectus (as defined below); nor (iii) the bona fide electronic road show (as defined in Rule 433(h)(5) of the Rules and Regulations), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Preliminary Prospectus or any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 18).  As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 8:00 P.M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Underwriter.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Stock in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule C to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c)          No Stop Orders.  No stop order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Stock has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission.

(d)          Registration Statement and Prospectus Contents.  At the respective times, the Registration Statement and any amendments thereto became or become effective as to the Underwriter and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(e)          Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Stock or until any earlier date that the Company notified or notifies the Underwriter as described in Section 4(i)(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(f)          Documents Incorporated by Reference.  The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)          Distribution of Offering Materials.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(i)(b) below.  The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h)          Not an Ineligible Issuer.  At the time of filing the Initial Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(i)          Compliance with Reporting Obligations. The Company is subject to, and is in compliance in all material respects with, (A) the reporting requirements of Section 13 of the Exchange Act and (B) the policies, rules and regulations of The New York Stock Exchange (“NYSE”).

(j)          Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(k)          Capitalization. The Company had, as of the dates indicated in the General Disclosure Package and the Prospectus, the duly authorized capitalization as set forth in the General Disclosure Package and the Prospectus; the outstanding shares of capital stock of the Company, including the Stock, have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the certificate of incorporation or bylaws, as amended, of the Company, under any agreement to which the Company is a party or otherwise; and all of the outstanding shares of capital stock of each corporate Subsidiary (as defined below) of the Company and all of the membership interests of each Subsidiary that is a limited liability company, and limited partnership interests of each Subsidiary that is a limited partnership have been duly and validly authorized and issued, and are fully paid, and, in the case of the corporate Subsidiaries, non-assessable, and all of the outstanding shares of capital stock, membership interests or limited partnership interests, as applicable, of the Subsidiaries, except as provided in the  General Disclosure Package and the Prospectus, are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the General Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock, membership interests or limited partnership interests, as applicable, of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock, membership interests or limited partnership interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. The Stock and all other outstanding shares of capital stock or other equity interests of the Company conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus. All of the Company’s subsidiaries are listed on Schedule E attached hereto, and the term “Subsidiary” as used herein refers to the Company’s “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X).

(l)          Organization and Good Standing. Each of the Company and the Subsidiaries has been duly incorporated or organized and is validly existing as a corporation, a limited liability company or a limited partnership in good standing under the laws of its respective jurisdiction of incorporation or organization with full corporate or other power and authority to own, lease or operate its respective properties and to conduct its respective businesses as described in each of the General Disclosure Package and the Prospectus, and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein.  Each of the Company and the Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its respective business or in which it owns or leases property or otherwise maintains an office and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or (ii) the consummation of the transactions contemplated hereby or of the other transactions contemplated by General Disclosure Package and the Prospectus (any such effect or change, where the context so requires is hereinafter called a “Material Adverse Effect”).

(m)          No Restrictions on Subsidiaries. Except as disclosed in the General Disclosure Package and the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed the General Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

(n)          No Violation or Default. Each of the Company and the Subsidiaries is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (i) its certificate of incorporation, bylaws, or other organizational documents (collectively, the “Charter Documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, loan, credit agreement or other agreement or instrument to which it is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, or judgment, permit or order (each a “Law”) applicable to the any of them, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o)          No Conflicts. (i) The execution, delivery and performance of this Agreement, (ii) the sale and delivery of the Stock by the Selling stockholders, and (iii) the consummation by the Company of the transactions contemplated hereby, and the compliance by the Company and the Subsidiaries with the terms and provisions hereunder will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (1) any provision of the Charter Documents of the Company or any Subsidiary, or (2) any provision of any contract, license, indenture, mortgage, deed of trust, loan, credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its respective properties may be bound or affected, or (3) under any Law applicable to the Company or any Subsidiary, except in the case of clauses (2) and (3) for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (B) result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

(p)          No Consents. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, arbitral panel, authority or agency (collectively, “Governmental Authority”) is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and the sale and delivery of the Stock by the Selling stockholders, other than (i) such as have been obtained, or will have been obtained at the Closing Date, under the Securities Act and/or the Exchange Act (other than any filings on Form 8-K, which may be filed on or after the applicable Closing Date), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Stock is being offered by the Underwriter, and (iii) in each case such as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(q)          Licenses or Permits. Each of the Company and the Subsidiaries has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any Law, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons, and has not received any written notice of any proceedings relating to the revocation or modification thereof, required in order to conduct their respective businesses as described in each of the General Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; other than as set forth in each of the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is required by any applicable Law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in each of the General Disclosure Package and the Prospectus, except to the extent such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, permit, certificate, authorization, consent or approval or any Law applicable to the Company or any of the Subsidiaries, the effect of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no such license, permit, certificate, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in each of the General Disclosure Package and the Prospectus.

(r)          Legal Proceedings. Other than as set forth in each of the General Disclosure Package and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any controlled affiliate, or any of their respective officers and directors, or to which the properties, assets or rights of any such entity are subject, at law or in equity, or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(s)          Financial Statements. The consolidated financial statements of the Company, including the notes thereto, incorporated by reference in the General Disclosure Package and the Prospectus (i) fairly present, in all material respects, the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified and (ii) have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the SEC; the financial statement schedules incorporated by reference in the General Disclosure Package and the Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with the financial statements incorporated by reference in the General Disclosure Package and the Prospectus; no other financial statements or supporting schedules are required to be included or incorporated by reference in the General Disclosure Package and the Prospectus; the unaudited financial information (including the related notes) included or incorporated by reference in the General Disclosure Package and the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act.

(t)          Independent Auditors. RSM US LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the SEC and incorporated by reference in the General Disclosure Package and the Prospectus, is, and was during the periods covered by its reports, an independent public accountant as required by the Securities Act and is registered with the Public Company Accounting Oversight Board.

(u)          No Material Adverse Change. Neither the Company nor any of the Subsidiaries has sustained, since the respective dates as of which such information is given in the General Disclosure Package and the Prospectus, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the General Disclosure Package, (ii) any material change in the capital stock (other than (A) the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, (B) the grant of options and awards under existing equity incentive plans described in, or (C) pursuant to other agreements described in, the General Disclosure Package and the Prospectus) or long-term debt of the Company or any of the Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (except regular quarterly dividends), or (iii) any material adverse changes, or any development or new material fact involving a prospective material adverse change, in or affecting the business, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, in each case, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus (each of clauses (i), (ii) and (iii), a “Material Adverse Change”).

(v)          No Stabilization. None of the Company, any Subsidiary or any of their respective directors and officers or, to the Company’s knowledge, its representatives or affiliates, has taken, and none will take, directly or indirectly, any action that is designed to, that has constituted, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

(w)          Title to Real and Personal Property. Each of the Company and the Subsidiaries has good and marketable title to all real property, if any, and good and marketable title to all personal property owned by it (whether through fee ownership or similar rights of ownership), in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the General Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property or personal property held under lease by the Company or any Subsidiary is held under a lease that is valid, existing and enforceable by the Company or such Subsidiary, in each case with such exceptions as are disclosed in the General Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such lease, except for any such claim that would not have a Material Adverse Effect.

(x)          Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary to entitle the Company and each Subsidiary to conduct the Company’s and each Subsidiary’s business as described in the General Disclosure Package and the Prospectus, and neither the Company nor any Subsidiary has received written notice of any infringement of or conflict with (and, upon due inquiry, none of the Company or any Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)          Disclosure Controls. The Company has established and maintains effective disclosure controls and procedures (as such term is defined under Rule 13a-15 and 15d-15 under the rules and regulations of the Exchange Act), (i) which are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) are effective in all material respects to perform the functions for which they were established. The Company has conducted evaluations of the effectiveness of their disclosure controls as required by Rule 13a-15 of the Exchange Act.

(z)          Accounting Controls. The Company has established and maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the General Rules and Regulations (the “Exchange Act Rules”) under the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and has been designed by the Company’s principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto.  Except as set forth in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent reported period, there has been (i) no material weaknesses in the Company’s internal controls over financial reporting (whether or not remediated) and (ii) no material change in the Company’s internal controls over financial reporting; and the Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(aa)          Insurance. The Company and each Subsidiary carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and are consistent with insurance coverage maintained by companies engaged in the same or similar business, all of which insurance is in full force and effect. Neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(bb)          Regulatory Matters. Neither the Company nor any of the Subsidiaries is in violation, or has received notice of any violation with respect to, any applicable safety or similar law applicable to the business of the Company or any of the Subsidiaries; the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health laws and regulations to conduct their respective businesses; and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(cc)          Labor Law Compliance. Neither the Company nor any Subsidiary has violated or has received notice of any violation with respect to any federal or state law relating to the employment of labor the violation of any of which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(dd)          Compliance with ERISA. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (i) the Company and each of the Subsidiaries have complied in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) and each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any of its Subsidiaries for employees or former employees of the Company or any of its Subsidiaries has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) the Company and the Subsidiaries have no direct or contingent liability with respect to any plan subject to Section 412 of the Code or Title IV of ERISA; (iii) each “pension plan” for which the Company and each of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any plan excluding transactions effected pursuant to a statutory or administrative exemption.

(ee)          Environmental Laws and Hazardous Materials. Except as described in both the General Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor any Subsidiary is in violation of any Law, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of pollutants, contaminants, toxic wastes, hazardous wastes, toxic substances, hazardous substances, petroleum or petroleum products or asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and each Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or any Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation or proceedings relating to any Environmental Law against the Company or any Subsidiary, and (iv) to the knowledge of the Company or any Subsidiary, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or a proceeding by any private party or Governmental Authority against or affecting the Company or any Subsidiary relating to the release of or exposure to Hazardous Materials.

(ff)          No Broker’s Fees. The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

(gg)          No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act to be described in the General Disclosure Package and Prospectus, which is not so described.

(hh)          Investment Company Act. The Company is not and, after the offering of the Stock, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations promulgated thereunder.

(ii)          No Labor Dispute. There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(jj)          Sarbanes-Oxley Act. The Company, the Subsidiaries and, to the knowledge of the Company, any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, are, and at the Closing Date will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are effective and applicable to the Company as of the Closing Date.

(kk)          No Unlawful Payments. None of the Company nor any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of such entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA. The Company and its Subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(ll)          Patriot Act. Neither the Company nor any of the Subsidiaries, nor, to the Company’s knowledge, any of the affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, has, violated any applicable provisions of the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 or the rules and regulations promulgated under any such law or any successor law.

(mm)          Compliance with Money Laundering Laws. The operations of the Company and the Subsidiaries and, to the Company’s knowledge, its affiliates are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, any other money laundering statutes and “know your customer” laws of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries, or, to the Company’s knowledge, any of its affiliates, with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(nn)          Compliance with Sanctions. Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate of, or other person associated with or acting on behalf of the Company or any of the Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions broadly prohibiting dealings in, with and involving such country or territory (each, a “Sanctioned Country”). For the past five years, the Company and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo)          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith, as of the date of such forward-looking statement.

(pp)          Taxes. Except where such failure to file or pay an assessment or imposition of a lien would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities for which appropriate reserves have been made under GAAP, (i) the Company and each Subsidiary have accurately prepared and timely filed any and all federal, state, local, foreign and other tax returns that are required to be filed by them, if any, and have paid or made adequate provision for the payment of all taxes, assessments, and governmental or other similar charges, including without limitation, all sales and use taxes and all taxes that the Company or the Subsidiaries are obligated to withhold from amounts owing to employees, creditors and third parties (whether or not such amounts are shown as due on any tax return), (ii) no deficiency assessment with respect to a proposed adjustment of the Company’s or a Subsidiary’s federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened; (iii) all tax liabilities are adequately provided for on the audited financial statements of the Company and the Subsidiaries; (iv) since the date of the most recent financial statements in the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has incurred any liability for taxes other than in the ordinary course of its business; and (v) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(qq)          Company Activities. (i) None of the Company, any of the Subsidiaries or, to the Company’s knowledge, any person acting on behalf of the Company or any subsidiary has cultivated, produced, processed, imported or distributed, or has any current intention to cultivate, produce, process, import or distribute, any cannabis or cannabinoid product or has otherwise engaged, or has any current intention to otherwise engage, in any direct or indirect dealings or transactions in or to the United States of America, its territories and possessions, any state of the United States and the District of Columbia or any other federal, provincial, state, municipal, local or foreign jurisdiction where such activity is illegal, (ii) neither the Company nor any of its Subsidiaries has operated in or exported any cannabis or cannabinoid product to any jurisdiction where such activities are not in compliance with all applicable federal, state or provincial laws; and (iii) the Company and its Subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to ensure that the Company and its Subsidiaries do not carry on any activities in, or distribute any products to, any jurisdiction where such activities or products are not in compliance with all applicable federal, state or provincial laws, except in each instance as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(rr)          U.S. Criminal Laws. Neither the Company nor any of the Subsidiaries has engaged in, or will engage in, (i) any direct or indirect dealings or transactions in violation of U.S. federal or state criminal laws, including, without limitation, the Controlled Substances Act, the Racketeering Influenced and Corrupt Practices Act, the Travel Act or any anti-money laundering statute, or (ii) any “aiding and abetting” in any violation of U.S. federal or state criminal laws.  No action, suit or proceeding by or before any U.S. court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to U.S. federal or state criminal laws is pending or threatened.

(ss)          IT Systems.  (i)(x)There has been no reportable security breach or attack or other compromise of or relating to any of the Company’s and the Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), and (y) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in any reportable security breach, attack or compromise to their IT Systems and Data, (ii) the Company and the Subsidiaries have complied, and are, in all material respects, presently in compliance with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practice in all material respects.

(tt)          Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and are listed on NYSE and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act or delisting the shares of Common Stock from NYSE, nor has the Company received any notification that the SEC or NYSE is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of NYSE.

(uu)          Statistical and Market Data. The statistical and market related data included or incorporated by reference in the General Disclosure Package and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(vv)          Transfer Agent. EQ Shareowner Services has been duly appointed as the registrar and transfer agent of the Company with respect to the Common Stock.

(ww)          No Registration Rights.  No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.  Other than the Registration Rights Agreement dated May 10, 2016 by and among the Company and the stockholders named therein, except as described in the General Disclosure Package, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(xx)          SDI Merger.  The Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated as of April 7, 2020, by and among the Company, Standard Diversified Inc. (“SDI”) and Standard Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), has been duly executed and delivered by each of the Company and Merger Sub and, assuming the due authorization, execution and delivery by SDI, constitutes the legal, valid, and binding obligation of the Company and Merger Sub, enforceable against each of the Company and Merger Sub in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and laws governing specific performance, injunctive relief, and other equitable remedies.  Assuming (i) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware and (ii) such consents, as may be required under applicable federal and state securities laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all applicable foreign competition laws, if any, and the rules of the New York Stock Exchange, the consummation of the merger and other transactions contemplated by the Merger Agreement will not (with or without notice or lapse of time or both) (x) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or the Subsidiaries is bound or to which any of the property or assets of the Company or the Subsidiaries is subject, (y) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or the Subsidiaries or (z) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of their properties or assets except, in the case of clauses (x) and (z) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(yy)          No Associated Persons; FINRA Matters.  Neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly, or indirectly through one or more intermediaries, controls or has any other association with any member firm of FINRA (for the avoidance of doubt, for purposes of this Section 3(i)(yy), the term “affiliates” shall not include Standard General L.P. and investment funds controlled or managed by Standard General L.P., or Standard Diversified Inc.).

(zz)          Debt Securities. None of the Company’s debt securities (it being agreed that the borrowings outstanding under the Company’s credit facilities are not debt securities) are rated by any “nationally recognized fiscal rating organization”, as that term is defined by the Commission for purposes of 436(g)(2) of the Rules and Regulations.

(aaa)          Certificates. Any certificate signed by or on behalf of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

(ii)          Representations and Warranties and Agreements of the Selling stockholders.  Each Selling stockholder severally and not jointly represents and warrants to the Underwriter, as of the date hereof and as of each Closing Date, and agrees with the Underwriter, that:

(a)          Valid Title.  Such Selling stockholder has, and immediately prior to the Closing Date (as defined in Section 3 hereof) the Selling stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the shares of Stock to be sold by the Selling stockholder hereunder on such date, free and clear of all liens, security interests, encumbrances, equities or claims of any kind, other than pursuant to this Agreement. Upon payment for the shares of Stock to be sold by such Selling stockholder pursuant to this Agreement, delivery of such shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”) (unless delivery of such shares is unnecessary because such shares are already in possession of Cede or such nominee), registration of such shares in the name of Cede or such other nominee (unless registration of such shares is unnecessary because such shares are already registered in the name of Cede or such nominee), and the crediting of such shares on the books of DTC to securities account of the Underwriter (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC to such shares), (A) DTC shall be a “protected purchaser” of such shares within the meaning of Section 8-303 of the UCC and will acquire its interest in the shares (including without limitation, all rights that such Selling stockholder had or has the power to transfer in such shares) free and clear of any “adverse claim” within in the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such shares and (C) no action based on any “adverse claim” within the meaning of Section 8-102 of the UCC to such shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with the Company’s charter, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(b)          Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling stockholder.

(c)          Due Authorization; No Conflict; No Consent.  Such Selling stockholder has full right, power and authority to enter into this Agreement; the execution, delivery and performance of this Agreement by such Selling stockholder, the consummation by such Selling stockholder of the transactions contemplated hereby and the compliance by such Selling stockholder with its obligations hereunder and thereunder have been duly authorized and do not and will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon the Stock to be sold by such Selling stockholder hereunder or any other property or assets of such Selling stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling stockholder is a party or by which the Selling stockholder is bound or to which any of the property or assets of the Selling stockholder is subject, nor will such actions result in any violation of the charter or by-laws (or analogous governing instruments, as applicable) of the Selling stockholder or the articles of partnership of the Selling stockholder, as applicable, or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Selling stockholder or any property or assets of the Selling stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental or non-governmental agency or body is required for the execution, delivery and performance of this Agreement by such Selling stockholder, and the consummation by such Selling stockholder of the transactions contemplated hereby.

(d)          No Material Misstatements.  At the most recent time the Registration Statement and any amendments thereto became or become effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the General Disclosure Package, the Prospectus and any amendments or supplements thereto, at time the General Disclosure Package, the Prospectus or any amendment or supplement thereto were issued and at the Applicable Time and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(e)          No Material, Non-Public Information.  Such Selling stockholder is not prompted to sell its Stock pursuant to this Agreement by any material information concerning the Company or its subsidiaries that has not been disclosed in the General Disclosure Package.

(f)          No Stabilization.  Such Selling stockholder has not taken, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company.

(g)          Associated Persons.  Neither the Selling stockholder nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

Any certificate signed by or on behalf of a Selling stockholder and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by such Selling stockholder to the Underwriter as to the matters covered thereby.

3.          Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from each Selling stockholder the respective numbers of shares of Firm Stock set forth opposite the names of the Underwriter in Schedule A hereto.

The purchase price per share to be paid by the Underwriter to the Selling stockholders for the Stock will be $22.4425 per share (the “Purchase Price”).

The Selling stockholders will deliver the Firm Stock to the Underwriter through the facilities of The Depository Trust Company, in each such case, issued in such names and in such denominations as the Underwriter may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank specified by the Company for the Firm Stock sold by the Selling stockholders all at the offices of Cooley LLP.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriter hereunder.  The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on July 13, 2020, in accordance with Rule 15c6‑1 of the Exchange Act.  The time and date of such payment and delivery are herein referred to as the “Closing Date”.  The Closing Date and the location of delivery of, and the form of payment for, the Stock may be varied by agreement among the Company, the Selling stockholders and the Underwriter.

If any of the Shares are certificated, the Selling stockholders shall make certificates for the Firm Stock available to the Underwriter for examination in New York, New York at least one (1) full business day prior to the Closing Date.

For the purpose of covering any over‑allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus the Underwriter may purchase all or less than all of the Optional Stock.  The price per share to be paid for the Optional Stock shall be the Purchase Price.  The applicable Selling stockholders agree, severally and not jointly, to sell to the Underwriter the respective numbers of shares of Optional Stock obtained by multiplying the number of shares of Optional Stock specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling stockholders in Schedule B hereto under the caption “Number of Optional Shares to be Sold” and the denominator of which is the total number of shares of Optional Stock (subject to adjustment by the Underwriter to eliminate fractions).  Such shares of Optional Stock shall be purchased from each applicable Selling stockholder for the account of each Underwriter in the same proportion as the number of shares of Optional Stock set forth opposite such Underwriter’s name on Schedule A bears to the total number of shares of Optional Stock (subject to adjustment by the Underwriter to eliminate fractions).  The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, provided however, that notice of such exercise must be delivered not more than two (2) business days subsequent to the date of this Agreement and settlement of such purchase and sale must occur on the Closing Date.  No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered.  The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriter to the Selling stockholders.

The option granted hereby shall be exercised by written notice being given to the Selling stockholders  setting forth the number of shares of the Optional Stock to be purchased by the Underwriter and the date and time for delivery of and payment for the Optional Stock. The date and time for delivery of and payment for the Optional Stock will be the Closing Date.

The Selling stockholders will deliver the Optional Stock to the Underwriter  through the facilities of The Depository Trust Company issued in such names and in such denominations as the Underwriter may direct by notice in writing to the Company and Standard General L.P. given at or prior to 12:00 Noon, New York time, on the business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Underwriter payable to the order of the Selling stockholders for the Optional Stock sold by them, all at the offices of Cooley LLP.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.  If any of the Shares are certificated, the Selling stockholders shall make the certificates for the Optional Stock available to the Underwriter for examination in New York, New York not later than 10:00 A.M., New York Time, at least one (1) full business day prior to the Closing Date.

The Underwriter proposes to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4.          Further Agreements Of The Company.  The Company agrees with the  Underwriter:

(a)          Required Filings; Amendments or Supplements; Notice to the Underwriter.  To prepare the Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Underwriter immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Underwriter shall reasonably object by notice to the Company after a reasonable period to review (other than reports required under the Exchange Act); to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)          Permitted Free Writing Prospectus.  The Company represents and agrees that it has not made and will not, make any offer relating to the Stock that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Underwriter has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule C hereto.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)          Ongoing Compliance.  If at any time prior to the date when a prospectus relating to the Stock is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act)  any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary during such time to amend or supplement the Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Underwriter thereof and upon their request will prepare an appropriate amendment or supplement or upon their request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance reasonably satisfactory to the Underwriter which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible.  The Company will furnish without charge to the Underwriter and to any dealer in securities as many copies of the Prospectus as the Underwriter may from time to time reasonably request of such amendment or supplement.

(d)          Amendment to General Disclosure Package.  If the General Disclosure Package is being used to solicit offers to buy the Stock at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriter and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading, or so that the General Disclosure Package will comply with law.

(e)          Amendment to Issuer Free Writing Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Preliminary Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or, when taken together with the Registration Statement, Preliminary Prospectus Supplement or Prospectus, as applicable, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriter so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(f)          Delivery of Copies.  Upon request of the Underwriter, to the extent not available on EDGAR, to deliver promptly to the Underwriter in New York City such number of the following documents as the Underwriter shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (h) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(g)          Earnings Statement.  To make generally available to its stockholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).

(h)          Blue Sky Compliance.  To take promptly from time to time such actions as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Underwriter may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Stock in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(i)          Reports.  Upon request, during the period of one (1) year from the date hereof, to deliver to the Underwriter, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to stockholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Stock is listed.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports EDGAR, it is not required to furnish such reports or statements to the Underwriter.

(j)          Lock-Up. During the period commencing on and including the date hereof and ending on and including the (90th) day following the date of this Agreement, (the “Lock-Up Period”) the Company will not, without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or submit or file any registration statement under the Securities Act in respect of, any Common Stock, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than is contemplated by this Agreement with respect to the Stock) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue Common Stock and options to purchase Common Stock, shares of Common Stock underlying options granted and other securities, each pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package or the Prospectus; (ii) issue Common Stock pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the General Disclosure Package or the Prospectus; (iii) issue Common Stock or securities convertible into Common Stock in connection with an acquisition or business combination and the filing or a registration statement providing for the resale thereof; provided that the aggregate number of shares or securities issued pursuant to this clause (iii) shall not exceed 10% of the total number of outstanding shares of Common Stock immediately following the issuance and sale of the Firm Stock pursuant hereto; (iv) file a registration statement on Form S-3 with the SEC, provided that no sales may be made under such registration statement during the Lock-Up Period; (v) issue stock in connection with the SDI merger; (vi) adopt a new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act. The Company will cause each person and entity listed in Schedule F to furnish to the Underwriter, prior to the Closing Date, a “lock-up” agreement, substantially in the form of Exhibit A hereto. In addition, if so requested by the Underwriter in writing, and only to the extent that the transfer agent holds such securities at the relevant time, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock up” agreements.

(k)         Delivery of SEC Correspondence.  To supply the Underwriter with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act or any of the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(l)          Press Releases.  Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Underwriter is notified), without the prior consent of the Underwriter (which consent shall not be unreasonably withheld), unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law.

(m)        Compliance with Regulation M.  Until the Underwriter has notified the Company of the completion of the resale of the Stock, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to use its reasonable best efforts to cause its affiliated purchasers that it controls not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(n)          Registrar and Transfer Agent.  To maintain, at its expense, a registrar and transfer agent for the Stock.

(o)          Exchange Listing.  To use its reasonable best efforts to maintain the listing of the Stock on the Exchange.

(ii)          Further Agreements of the Selling stockholders.  Each Selling stockholder, severally and not jointly, agrees with the Underwriter that:

(a)          Lock-up. Such Selling stockholder. will not directly or indirectly, during the Lock-Up Period, without the prior written consent of the Underwriter: (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by such Selling stockholder in accordance with the Rules and Regulations); (ii) enter into any swap, hedge or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (whether such swap or transaction is to be settled by delivery of securities described in (i) of this paragraph (a), cash or otherwise); (iii) engage in any short selling of any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock; (iv) file or participate in the filing with the Commission of the registration statement, or circulate or participate in the circulation of any preliminary prospectus or prospectus or other disclosure document with respect to any proposed offering of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (v) exercise any right such Selling stockholder may have to require the registration with the Commission of any proposed offering or sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, other than the sale of the Stock hereunder. In order to enable this covenant to be enforced, such Stockholder hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock. This Section 4(ii)(a) shall not apply to the transactions contemplated by the Merger Agreement, including without limitation the merger of SDI with and into Merger Sub.

(b)          No Stabilization.  Such Selling stockholder will not take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company.

(c)          Forms W-8 and W-9.  Such Selling stockholder will deliver to the Underwriter on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling stockholder is a non-United States person) or Form W-9 (if the Selling stockholder is a United States person) or such other applicable form or statement specified by Treasury Department regulations in lieu thereof.

(d)          Free Writing Prospectuses.  Such Selling stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to any "free writing prospectus" (as defined in Rule 405 of  the Rules and Regulations) and agrees that it will not distribute any written materials in connection with the offer or sale of the Stock.

(e)          Selling stockholder Information.  During the period when delivery of a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) of the Rules and Regulations) is required under the Securities Act, such Selling stockholder will advise the Underwriter promptly, and will confirm such advice in writing to the Underwriter, of any change in the information relating to such Selling stockholder in the Registration Statement, the Prospectus or any document comprising the General Disclosure Package.

5.          Payment of Expenses.  The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated:  (a) the costs incident to the authorization, sale, preparation and delivery of the Stock by the Selling stockholders and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, the Master Selected Dealers’ Agreement, the Underwriter’s Questionnaire, this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriter) incurred in connection with securing any required review by FINRA of the terms of the sale of the Stock and any filings made with FINRA, (e) any applicable listing or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Underwriter) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(i)(h)) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Stock; (i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses of the Company associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show, and (j) all other costs and expenses incident to the offering of the Stock or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants ); provided that, except to the extent otherwise provided in this Section 5 and in Sections 9, the Underwriter shall pay its own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Stock by them and the expenses of advertising any offering of the Stock made by the Underwriter.

Each Selling stockholder will pay all fees and expenses incident to the performance of such Selling stockholder’s obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for such Selling stockholder, such Selling stockholder’s pro rata share of all expenses and taxes incident to the sale and delivery of the Stock to be sold by such Selling stockholder to the Underwriter hereunder.  The underwriting discount associated with the sale of the Stock to be sold by such Selling stockholder hereunder shall be deducted from the Selling stockholders’ proceeds from the sale of such Stock.

6.          Conditions of Underwriter’s Obligations.  The respective obligations of the Underwriter hereunder are subject to the accuracy, when made and as of the Applicable Time and on the Closing Date, of the representations and warranties of the Company and the Selling stockholders contained herein, to the accuracy of the statements of the Company and the Selling stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling stockholders of their obligations hereunder, and to each of the following additional terms and conditions:

(a)          Registration Compliance; No Stop Orders.  The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)          No Material Misstatements.  The Underwriter shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriter, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)          Opinion and 10b-5 Statement of Counsel for the Company.  The (i) opinion and negative assurance letter of Milbank LLP, counsel to the Company and (ii) the negative assurance letter of the Company’s General Counsel, each addressed to the Underwriter, dated the Closing Date, and in form and substance reasonably satisfactory to the Underwriter, shall have each been furnished to the Underwriter.

(d)          Opinion of Counsel for the Selling stockholders.   Morgan, Lewis & Bockius LLP shall have furnished to the Underwriter such counsel’s written opinion, as counsel to the Selling stockholders, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(e)          Opinion and 10b-5 Statement of Counsel for the Underwriter. Cooley LLP shall have furnished to the Underwriter such counsel’s opinion or opinions and 10b-5 Statement, dated the Closing Date, with respect to such matters as the Underwriter may reasonably require, and the Company and the Selling stockholders shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(f)          Comfort Letter.  At the time of the execution of this Agreement, the Underwriter shall have received from RSM LLP a letter, addressed to the Underwriter, executed and dated such date, in form and substance satisfactory to the Underwriter (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)          Bring Down Comfort.  On the Closing Date, the Underwriter shall have received a letter (the “bring-down letter”) from RSM LLP addressed to the Underwriter and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Underwriter concurrently with the execution of this Agreement pursuant to paragraph (h) of this Section 6.

(h)          Officer’s Certificate.  The Company shall have furnished to the Underwriter a certificate, dated the Closing Date, of any executive officer, stating that in such person’s capacity as officer of the Company, on behalf of the Company that (i) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including the Closing Date, there has not occurred any Material Adverse Effect, and (iii) to their knowledge, after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(i)          Selling stockholder Certificate.  Each Selling stockholder shall have furnished to the Underwriter on the Closing Date a certificate, dated the such date, signed by, or on behalf of, such Selling stockholder stating that the representations, warranties and agreements of such Selling stockholder contained herein are true and correct as of the Closing Date and that such Selling stockholder has complied with all agreements contained herein to be performed by such Selling stockholder at or prior to the Closing Date.

(j)          No Material Adverse Effect.  Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (j), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock by the Selling stockholders on the terms and in the manner contemplated in the General Disclosure Package.

(k)          No Legal Impediment to Sale.  No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the sale of the Stock; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the sale of the Stock.

(l)          Market Conditions.  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or the Exchange, or trading in securities generally on the New York Stock Exchange, Nasdaq Global Select Market or Nasdaq Global Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the sale or delivery of the Stock by the Selling stockholders on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(m)          Good Standing.  The Underwriter shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its good standing as a foreign entity in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(n)          Lock Up Agreements.  The Underwriter shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors, stockholders, optionholders and warrantholders of the Company listed in Schedule F to this Agreement.

(o)          Secretary’s Certificate.  The Company shall have furnished to the Underwriter a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriter and customary for the type of offering contemplated by this Agreement.

(p)          Chief Financial Officer Certificate.  The Company shall have furnished to the Underwriter a certificate, dated the Closing Date, of its Chief Financial Officer, substantially in the form of Exhibit II hereto.

(q)          Additional Documents.  On or prior to the Closing Date, the Company and the Selling stockholders shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

7.          Indemnification and Contribution.

(a)          Indemnification of Underwriter by the Company.  The Company shall indemnify and hold harmless:

the Underwriter, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls the Underwriter  within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the Prospectus, or in any amendment or supplement thereto or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials made in reliance upon and in conformity with written information furnished to the Company through the Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information.

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party .

(b)          Indemnification of Underwriters by Selling stockholders.  The Selling stockholders, severally and not jointly, shall indemnify and hold harmless each Underwriter Indemnified Party, against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein or in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Selling stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information.  This indemnity agreement is not exclusive and will be in addition to any liability which the Selling stockholders might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to each Underwriter Indemnified Party.

(c)          Indemnification of Company and the Selling Stockholders by the Underwriter.

(i)          The Underwriter shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement, its affiliates, employees, representatives and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Underwriter by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(ii)          The Underwriter shall indemnify and hold harmless each Selling Stockholder and its directors, officers and any such person who may incur liability under the Securities Act or the Exchange Act, the common law or otherwise in connection with the transactions contemplated by this Agreement (collectively the “Selling Stockholder Indemnified Parties” and each a “Selling Stockholder Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Selling Stockholder Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, in any case relating to such Selling stockholder, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact, related to such Selling stockholder, required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Underwriter by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information, and shall reimburse the Selling Stockholder Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Selling Stockholder Indemnified Parties.

(d)          Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a), the Selling stockholder in the case of a claim for indemnification under Section 7(b) or the Underwriter in the case of a claim for indemnification under Section 7(c), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Underwriter if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties or Selling Stockholder Indemnified Parties.  Subject to this Section 7(d), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)          If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a), 7(b) or 7(c), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling stockholders on the one hand and the Underwriter on the other from the offering of the Stock, or (ii) if the allocation provided by clause (i) of this Section 7(e) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(e) but also the relative fault of the Company and the Selling stockholders on the one hand and the Underwriter on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling stockholders on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling stockholders bear to the total underwriting discounts and commissions received by the Underwriter with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of  the Prospectus.  The relative fault of the Company and the Selling stockholders on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling stockholders on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Underwriter by or on behalf of the Underwriter for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information.

(f)          The Company the Selling stockholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to Section 7(e) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(e) above.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.          Termination.  The obligations of the Underwriter hereunder may be terminated by the Underwriter, in its absolute discretion by notice given to the Company and Standard General L.P. (for all Selling stockholders) prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(j) or 6(l) have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

9.          Reimbursement of Underwriter’s Expenses.  Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8, (b) the Company or any Selling stockholder shall fail to tender the Stock for delivery to the Underwriter for any reason not permitted under this Agreement, (c) the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement or (d) the sale of the Stock is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company or any Selling stockholder to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company reimburse the Underwriter for the fees and expenses of Underwriter’s counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriter.

10.          Reserved.

11.          Absence of Fiduciary Relationship. The Company and the Selling stockholders acknowledge and agree that:

(a)          the Underwriter’s responsibility to the Company and the Selling stockholders is solely contractual in nature, the Underwriter has been retained solely to act as underwriter in connection with the sale of the Stock and no fiduciary, advisory or agency relationship between the Company of the Selling stockholders and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company or the Selling stockholders on other matters;

(b)          the price of the Stock set forth in this Agreement was established by the Company and the Selling stockholders following discussions and arms-length negotiations with the Underwriter, and the Company and the Selling stockholders are capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          they have been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling stockholders and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Selling stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d)          they waive, to the fullest extent permitted by law, any claims they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Selling stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling stockholders, including stockholders, employees or creditors of the Company or the Selling stockholders.

12.          Successors; Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and the Selling stockholders and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling stockholders contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the Underwriter shall be for the benefit of the Company Indemnified Parties or the Selling Stockholder Indemnified Parties, as the case may be.  It is understood that the Underwriter’s responsibility to the Company and the Selling stockholders is solely contractual in nature and the Underwriter does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.  No purchaser of any of the Stock from the Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13.          Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Selling stockholders and the Underwriter, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Selling stockholders, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.  Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14.          Recognition of the U.S. Special Resolution Regimes

(a)          In the event that the Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

15.          Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)          if to the Underwriter, shall be delivered or sent by mail, telex, facsimile transmission or email to Cowen and Company, LLC, Attention: Head of Equity Capital Markets;

(b)          if to the Company  shall be delivered or sent by mail, telex, facsimile transmission or email to Turning Point Brands, Inc., Attn: Chief Executive Officer, 5201 Interchange Way, Louisville, KY 40229, Attention: President and Chief Executive Officer; and

(c)          if to any Selling stockholders, shall be delivered or sent by mail, telex, facsimile transmission or email to Standard General L.P. at 767 Fifth Avenue, 12th Floor, New York, NY 10153 or such Selling stockholder at the address set forth on Schedule B hereto;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail,  or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriter, which address will be supplied to any other party hereto by the Underwriter upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

16.          Definition of Certain Terms.  For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations; (d) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (e) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (f) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, (g) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.          Governing Law, Jurisdiction, Waiver of Jury Trial.  This Agreement and any claim, controversy, or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company and each Selling stockholder irrevocably (a) submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, the Registration Statement and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum.  Each of the parties to this Agreement hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

18.          Underwriter’s Information.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter’s Information consists solely of the following information in the Prospectus:  the statements concerning the Underwriter contained in the last paragraph under the heading “Discounts and Commissions” under the caption “Underwriting” and the first paragraph and the first two sentences of the second paragraph under the heading “Stabilization” under the caption “Underwriting” in the General Disclosure Package and the Prospectus.

19.          Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.          General.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, Standard General L.P. on behalf of the Selling stockholders, and the Underwriter.

21.          Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours,

TURNING POINT BRANDS, INC.

By:	/s/ Robert M. Lavan
	Name:	Robert M. Lavan
	Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

SELLING STOCKHOLDERS LISTED
IN SCHEDULE

STANDARD GENERAL MASTER FUND L.P.

By:	Standard General GP LLC, its General Partner

/s/ Joseph Mause
Name:	Joseph Mause
Title:	Chief Financial Officer

STANDARD GENERAL MASTER FUND II L.P.

By:	Standard General GP LLC, its General Partner

/s/ Joseph Mause
Name:	Joseph Mause
Title:	Chief Financial Officer

STANDARD GENERAL FOCUS FUND L.P.

By:	Standard General GP LLC, its General Partner

/s/ Joseph Mause
Name:	Joseph Mause
Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

SELLING STOCKHOLDERS LISTED
IN SCHEDULE B

STANDARD DIVERSIFIED INC.

/s/ Gregory H. A. Baxter
Name:	Gregory H. A. Baxter
Title:	Executive Chairman and Interim CEO

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Accepted as of
the date first above written:

Cowen and Company, LLC

By:	Cowen and Company, LLC

By:	/s/ Gavin O'Reilly
	Name:	Gavin O'Reilly
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name	Number of Shares of Firm Stock to be Purchased	Number of Shares of Optional Stock to be Purchased
Cowen and Company, LLC	2,000,000	215,000
Total	2,000,000	215,000

SCHEDULE B

Selling stockholders	Number of Shares of Firm Stock to be Sold	Number of Shares of Optional Stock to be Sold

Standard General Master Fund L.P.	200,000	116,534

Standard General Master Fund II L.P.	0	50,000

Standard General Focus Fund L.P.	0	48,466

Standard Diversified Inc.	1,800,000	0

Total	2,000,000	215,000

SCHEDULE C

General Use Free Writing Prospectuses

Free Writing Prospectus of the Company filed with the Commission on July 8, 2020.

SCHEDULE D

Pricing Information

Firm Stock to be Sold: 2,000,000 shares

Offering Price: $23.50 per share

Underwriting Discounts and Commissions: 4.5%

SCHEDULE E

List of Subsidiaries

Entity Name	Ownership %	Jurisdiction of Formation

North Atlantic Trading Company, Inc.	100	Delaware

National Tobacco Finance LLC	100	Delaware

North Atlantic Operating Company, Inc.	100	Delaware

National Tobacco Company, L.P.	100	Delaware

North Atlantic Cigarette Company, Inc.	100	Delaware

RBJ Sales, Inc.	100	Tennessee

Turning Point Brands, LLC	100	Delaware

Turning Point Brands (Canada) Inc.	100	Ontario, Canada

Nu-X Ventures LLC	100	Delaware

TPB Beast LLC	100	Delaware

TPB Shark LLC	100	Delaware

Intrepid Brands LLC	100	Delaware

TPB International, LLC	100	Delaware

Vaporfi Franchising LLC	100	Delaware

Vapor Shark Franchising LLC	100	Florida

NuTech Holdings LLC	100	Delaware

South Beach Holding LLC	100	Delaware

North Atlantic Wrap Company	100	Delaware

Standard Merger Sub, LLC	100	Delaware

TPB Services LLC	100	Delaware

SCHEDULE F

LOCKED-UP PERSONS

Officers and directors

1.	Lawrence S. Wexler
2.	Graham Purdy
3.	James W. Dobbins
4.	Robert M. Lavan
5.	Brian Wigginton
6.	Gregory H.A. Baxter
7.	H.C. Charles Diao
8.	Ashley Davis Frushone
9.	David Glazek
10.	Peggy Hwan Hebard
11.	Arnold Zimmerman

Stockholders

1.	Standard General L.P.
2.	Standard Diversified Inc.

Exhibit I

Form of Lockup Agreement

, 2020

COWEN AND COMPANY, LLC
599 Lexington Avenue
New York, NY 10022

Ladies and Gentlemen:

The undersigned understands and agrees as follows:

1.          Cowen and Company, LLC (“Cowen” or the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Agreement”) with Turning Point Brands, Inc., a Delaware corporation (the “Company”) and certain selling stockholders named in the Agreement (the “Selling Stockholders”), relating to the proposed offering (the “Offering”), pursuant to the registration statement on Form S-3 (No. 333-219114) filed by the Company pursuant to the Securities Act of 1933, as amended, of common stock of the Company, par value $0.01 per share (the “Common Stock” and the aggregate of 2,215,000 shares so proposed to be sold, the “Stock”). All of the Stock to be offered and sold in the Offering is owned beneficially by the Selling Stockholders. Capitalized terms used herein but not defined shall have the meaning given to them in the Agreement.

2.          In recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, without the prior written consent of the Underwriter (which consent may be withheld or delayed in the Underwriter’s sole discretion), he, she or it will refrain during the period commencing on the date hereof and ending on the date that is 90 days (the “Lock-Up Period”) after the date of the final prospectus supplement in connection with the Offering (the “Prospectus Supplement”), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock or that derives value therefrom, or (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock or that derives value therefrom, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company’s charter, the undersigned may transfer any securities of the Company (including, without limitation, Common Stock) as follows:

(i)          pursuant to the exercise and issuance of options outstanding as of the date hereof or granted under equity incentive plans in effect as of the date hereof or described in the Prospectus Supplement, provided that any securities underlying such options continue to be subject to the terms of this Lock-Up Agreement (other than as provided under clause (vii) below);

(ii)          as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(iii)          to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein;

(iv)          by will or under the laws of descent;

(v)          as a distribution to stockholders, partners or members of the undersigned, provided that such stockholders, partners or members agree to be bound in writing by the restrictions set forth herein;

(vi)          any transfer required under any benefit plans of the Company;

(vii)          sales and transfers by participants in the Company’s stock incentive plans in order to reimburse or pay federal income tax and withholding obligations in connection with the vesting of options, restricted stock grants, restricted stock unit and similar equity awards, provided that any securities underlying such restricted stock grants continue to be subject to the terms of this Lock-Up Agreement;

(viii)          any securities acquired by the undersigned after the completion of the Offering in the open market;

(ix)          to any affiliate of the undersigned, provided that such affiliate agrees to be bound in writing by the restrictions set forth herein;

(x)          under a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that is existing as of the date hereof;

(xi)          with the prior written consent of the Underwriter; or

(xii)          the sale, transfer or other disposition of any shares pursuant to the merger contemplated by the Merger Agreement, regardless of whether any such transfer is required to be reported on a Form 4; provided any such filing on Form 4 shall be required to indicate that the reported sale, transfer or other disposition was consummated pursuant to such merger;

 provided, however, that, in each case, no filing under Section 16 of the Exchange Act, or other public announcement is required or otherwise made (other than a filing on Form 5 made after the expiration of the Lock-Up Period or, with respect to clauses (i), (iv), (v), (vii), (viii), (ix), (x), (xi) or (xii), a filing on Form 4 required to be filed under the Exchange Act; provided, however, that the undersigned shall notify the Underwriter at least two (2) business days prior to such required filing under the Exchange Act and, (A) in the case of clauses (i), (v), (vii) or  (ix), if such Form 4 is filed during the Lock-Up Period then such Form 4 shall indicate by footnote disclosure or otherwise the nature of such transfer and that either no shares of Common Stock are being sold or otherwise disposed of by the undersigned in connection therewith or that such shares of Common Stock received by any transferee are subject to the terms of the Lock-Up Agreement, and (B) in the case of clause (x), that the sale occurred pursuant to such trading plan pursuant to Rule 10b5-1), and in the case of any such transfer contemplated by clauses (i)–(vii) and clause (ix) a copy of the required agreement of the transferee or transferees is furnished promptly to the Underwriter.

In addition, this letter agreement shall not apply to (i) the sale of Common Stock by the undersigned to the Underwriter in the Offering, or (ii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period and no public announcement or filing under the Exchange Act or otherwise regarding the establishment of such plan shall be required or voluntarily made by or on behalf of the undersigned or the Company. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

For the avoidance of doubt, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to, (i) purchase Common Stock on the open market or (ii) exercise any options or other convertible securities granted under any benefit plan of the Company (but not the sale or transfer of the shares of Common Stock issued upon exercise of such options or conversion of such securities).

3.          The undersigned acknowledges that the Underwriter is relying on the agreements of the undersigned set forth herein in making their decision to enter into the Agreement and to continue their efforts in connection with the Offering.

4.          This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

5.          This Lock-Up Agreement may be executed in one or more counterparts and delivered by facsimile or pdf, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

6.          This Lock-Up Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Lock-Up Agreement may not be changed, amended, modified or waived as to any particular provision, except with the express written consent of the Underwriter.

7.          Except as set forth in Section 2 herein, no party hereto may assign either this Lock-Up Agreement or any of its rights, interests, or obligations hereunder, except with the express written consent of the Underwriter. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Lock-Up Agreement shall be binding on the undersigned and each of his, her or its successors, heirs and assigns.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be executed, as of the date first written above.

Very truly yours,

Name:
Title:

(Address)